JEFFERIES CAPITAL PARTNERS IV LP
JEFFERIES EMPLOYEE PARTNERS IV LLC
JCP PARTNERS IV LLC

By:	JEFFERIES CAPITAL PARTNERS LLC,
as Manager

By:	/s/ James L. Luikart
Name: James L. Luikart
Title: Managing Member

JCP IV LLC

By:	JEFFERIES CAPITAL PARTNERS LLC,
as Managing Member

By:	/s/ James L. Luikart
Name: James L. Luikart
Title: Managing Member

JEFFERIES CAPITAL PARTNERS LLC

By:	/s/ James L. Luikart
Name: James L. Luikart
Title: Managing Member

/s/ Brian P. Friedman
Brian P. Friedman

/s/ James L. Luikart
James L. Luikart

1.  JCP IV LLC, a Delaware limited liability company (the “General Partner”), Jefferies Capital Partners LLC, a Delaware limited liability company (f/k/a Jefferies Capital Partners IV LLC) (the “Manager”), Brian P. Friedman (“Mr. Friedman”) and James L. Luikart (“Mr. Luikart”) may be deemed to own beneficially and indirectly the shares of common stock, par value $0.01 per share (“Common Stock”), of NovaStar Financial, Inc., a Maryland corporation (the “Company”), held for the accounts of (i) Jefferies Capital Partners IV LP, a Delaware limited partnership (“Jefferies Capital Partners IV”), which beneficially owns 16,132,891 shares of Common Stock, (ii) Jefferies Employee Partners IV LLC, a Delaware limited liability company (“Jefferies Employee Partners”), which beneficially owns 1,858,131 shares of Common Stock, and (iii) JCP Partners IV LLC, a Delaware limited liability company (“JCP Partners” and, together with Jefferies Capital Partners IV, Jefferies Employee Partners, the General Partner, the Manager, Mr. Friedman and Mr. Luikart, the “Reporting Persons”), which beneficially owns 589,978 shares of Common Stock.

The General Partner is the general partner of Jefferies Capital Partners IV and is the managing member of each of Jefferies Employee Partners and JCP Partners, and, in such capacities, may be deemed to beneficially own the shares of Common Stock reported herein which are held for the accounts of Jefferies Capital Partners IV, Jefferies Employee Partners and JCP Partners.  The General Partner disclaims beneficial ownership of the shares of Common Stock reported herein except to the extent of its pecuniary interest therein.

The Manager is the manager of Jefferies Capital Partners IV, Jefferies Employee Partners and JCP Partners, and the managing member of the General Partner.  The Manager has the power to vote or direct the vote, and to dispose or to direct the disposition of, the shares of Common Stock reported herein which are held for the accounts of Jefferies Capital Partners IV, Jefferies Employee Partners and JCP Partners, and, in such capacity, may be deemed to beneficially own the shares of Common Stock reported herein which are held for the accounts of Jefferies Capital Partners IV, Jefferies Employee Partners and JCP Partners.  The Manager disclaims beneficial ownership of the shares of Common Stock reported herein except to the extent of its pecuniary interest therein.

Mr. Friedman and Mr. Luikart are managing members of the Manager and, in such capacity, may be deemed to beneficially own the shares of Common Stock reported herein which are held for the accounts of Jefferies Capital Partners IV, Jefferies Employee Partners and JCP Partners.  Mr. Friedman and Mr. Luikart disclaim beneficial ownership of the shares of Common Stock reported herein except to the extent of their respective pecuniary interest therein.

2.  On December 10, 2010, Jefferies Capital Partners IV, Jefferies Employee Partners and JCP Partners entered into an Exchange Agreement (the “Exchange Agreement”) with Massachusetts Mutual Life Insurance Company, a Massachusetts corporation (“MassMutual”), and the Company pursuant to which Jefferies Capital Partners IV, Jefferies Employee Partners and JCP Partners agreed to exchange an aggregate of 1,050,000 shares of the Company’s 9.00% Series D 1 Mandatory Convertible Preferred Stock, par value $0.01 per share (“Series D 1 Preferred Stock”) for an aggregate of 18,581,000 shares of Common Stock and $688,500 in cash.  The 1,050,000 shares of Series D 1 Preferred Stock exchanged by Jefferies Capital Partners IV, Jefferies Employee Partners and JCP Partners under the Exchange Agreement were originally acquired by Jefferies Capital Partners IV, Jefferies Employee Partners and JCP Partners pursuant to the terms of a Securities Purchase Agreement, dated July 16, 2007 (the “Securities Purchase Agreement”), among Jefferies Capital Partners IV, Jefferies Employee Partners, JCP Partners, Mass Mutual and the Company.  Jefferies Capital Partners IV, Jefferies Employee Partners and JCP Partners received the shares of Common Stock reported herein upon consummation of the transactions contemplated by the Exchange Agreement on June 23, 2011.